Exhibit 99.1

Butterfly Network Reports Second Quarter 2023 Financial Results

Reports reorganization with a new plan to extend cash runway and invest in near-term growth opportunities

Burlington, MA, and New York, NY, August 3, 2023 -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a digital health company transforming care with handheld, whole-body ultrasound, today announced financial results for the quarter ended June 30, 2023, and provided a business update.

Highlights

●	Reported total revenue of $18.5 million for the second quarter of 2023, a 3.8% decrease from $19.2 million for the second quarter of 2022, and significantly reduced losses.
●	Conducted a full strategy reevaluation with our new CEO and then created a focused and impactful plan, including a reorganization that extends our cash runway and reduces our operating expenses, growth initiatives for all phases of our business, and reinvestment in our commercial organization.
●	Generated 21% top-line growth in the U.S. business, closed two large deals with medical schools, and launched a distribution relationship with McKesson.
●	Generated 58% growth in enterprise software annual recurring revenue, which has been a focus area for the Company, for the second quarter of 2023 compared to the second quarter of 2022.
●	Launched our AI-enabled Auto B-line Counter tool for human health and then leveraged the tool in cattle veterinary care to allow veterinarians to see 30 cm into a cattle’s chest cavity when performing lung scans and detect respiratory disease early, demonstrating the versatility of the Butterfly iQ+ and Auto B-Line Counter in multiple settings.
●	Distributed a one-month post-deployment study to trainees of the Global Health program in Kenya with the Bill and Melinda Gates Foundation, where 88% of the respondents reported finding a high risk condition, 95% said they always used Butterfly to decide on a treatment plan for their patients, and 81% said Butterfly influenced their decision to send a patient to a higher level of care.
●	We’re also excited to announce the following upcoming developments to our products and services:

○	Next year, we’ll be launching the Butterfly iQ3, our third-generation probe, which will be powered by the new p4.3 chip. iQ3 will close the perceived imaging gap between Butterfly and its competitors, double the processor speed, increase frequency settings allowing for even more applications, improve scan time and battery life, and provide many more meaningful performance-enhancing capabilities.
○	Our new Butterfly Garden offering, a program providing other AI-enabled ultrasound developers access to our proprietary software development kits, or SDKs, and APIs, allowing them to integrate their applications with our imaging platform and make their apps on the Apple App Store compatible with Butterfly iQ+ probes.
○	A full range of new courses in Butterfly Academy, as well as the Butterfly Certification and in-person modules which can augment self-training with virtual scan reviews and didactic training.

Joe DeVivo, Butterfly’s Chairman and CEO commented, “After my first 100 days at Butterfly, I have grown very fond of the people in this company and excited about what the technology can deliver. During the quarter we conducted a full strategy reevaluation; chose a focused, impactful plan, completed a reorganization to give us time to fund the plan, and implemented growth initiatives for all phases of our business.

“Specifically, with the reorganization, we extended our runway and reduced our operating expenses by an average of $2 million per month. But getting here was not all cutting. In fact, we approved an investment in our direct commercial organization that enables a 50% increase in territories in the US; we hired a world-class international sales leader based in Europe; and we funded new AI, hardware, imaging, and software initiatives.

“I believe getting back to basics with a smaller team, focusing on our strengths, and leveraging what only we can do to add value to healthcare will bring the bounce back in our step and return the company to growth. Stakeholders need a healthy and successful Butterfly. Investors deserve better performance. Employees deserve stability and a place to grow and achieve. That’s exactly what we will do.”

Guidance

Looking at the full year 2023, we are expecting revenue of at least $64 million and adjusted EBITDA loss of $80 million to $75 million. This guidance reflects conservative assumptions and the results of our reorganization that was completed in July 2023.

Second Quarter 2023 Financial Results

Second quarter total revenue of $18.5 million was down from $19.2 million in the second quarter of 2022. In the U.S., we realized $14.3 million in total sales, up 21% from prior year, driven by higher subscription revenue and higher average selling prices, which was partially offset by lower probe sales. Total International sales declined 44% to $3.3 million. This decline is a result of several initial orders from distributors that occurred in the prior year as we entered new markets as well as the deployment of the Gates Foundation grant in the prior year. Other revenue declined $0.5 million due to two large sales in Vet that occurred in prior year.

Product revenue was $12.3 million, a decrease of 9% versus the second quarter of 2022. This decrease was driven by lower volume spread across all segments except for the U.S. where we had two large medical school deployments. Software and other services revenue was $6.2 million in the second quarter, growing by 7% over the prior year period. Software and services mix was 34% of revenue and increased by approximately 3.5 percentage points versus the second quarter of 2022. This increase was due to a higher installed base of product with the accompanying subscription software, renewals on the existing base of software users, and software implementations completed during the quarter.

Gross profit for the second quarter was $10.9 million, compared to gross profit of $10.6 million in the second quarter of 2022. Total gross margin for the second quarter was 59.1%, compared to 55.0% in the second quarter of 2022. This increase was primarily due to a higher average selling price, in addition to product mix, reflecting a higher proportion of subscription revenues. Also contributing to the increased margin was higher manufacturing productivity and other efficiencies. Offsetting these benefits was higher amortization which reduced margin by 400 basis points.

Total operating expenses for the second quarter were $42.2 million, compared to $59.0 million in the second quarter of 2022, representing a decrease of 28.5% primarily due to previously announced RIFs effectuated in August 2022 and January 2023 as well as non-payroll spend rationalization across R&D, S&M, and G&A. Total operating expenses excluding stock-based compensation and Other expense for the second quarter were $30.1 million, compared to $49.1 million in the second quarter of 2022, representing a decrease of 38.7%.

Net loss for the second quarter was $28.7 million, compared to a net loss of $35.8 million in the second quarter of 2022. Adjusted EBITDA was a loss of $17.0 million for the second quarter, compared to a loss of $37.1 million in the second quarter of 2022.

Cash, cash equivalents, and restricted cash were $171.2 million as of June 30, 2023.

A reconciliation of net loss to adjusted EBITDA for the three and six months ended June 30, 2023 and 2022 is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call

A conference call to review the second quarter 2023 financial results and provide a business update is scheduled for August 3, 2023, at 8:30 am Eastern Time. Interested parties may access the conference call by dialing +1 (833) 470-1428 (U.S.) or a global dial-in number and referencing Access Code: 025523. Additionally, a link to a live webcast of the call will be available in the Investors section of Butterfly's website.

About Butterfly Network, Inc.

Founded by Dr. Jonathan Rothberg in 2011 and listed on the New York Stock Exchange through a business combination with Longview Acquisition Corp., Butterfly created the world's first handheld, single probe, whole-body ultrasound system using semiconductor technology, the Butterfly iQ+. Butterfly's mission is to democratize medical imaging and contribute to the aspiration of global health equity, making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Through its proprietary Ultrasound-on-Chip™ technology, Butterfly is paving the way for earlier detection and remote management of health conditions around the world. The Butterfly iQ+ can be purchased online today by healthcare practitioners in the United States, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

Butterfly iQ+ is a prescription device intended for trained healthcare professionals only.

Non-GAAP Financial Measures

In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), the Company provides additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is adjusted EBITDA. The Company presents non-GAAP financial measures in order to assist readers of its condensed consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA is a key performance measure that the Company’s management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of the

Company’s operating performance on a more consistent basis. The Company uses these performance measures for business planning purposes and forecasting. The Company believes that adjusted EBITDA enhances an investor’s understanding of the Company’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including net loss.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. In this press release, the Company has provided a reconciliation of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. A reconciliation of adjusted EBITDA to corresponding GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, variances in its supply chain, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, development of products and services, and the size and potential growth of current or future markets for its products and services. Forward-looking statements are based on the Company’s current beliefs and assumptions and on information currently available to the Company. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the Company’s ability to grow and manage growth effectively; the success, cost, and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license, or acquire additional technology; the Company’s ability to maintain its existing license, manufacturing, supply, and distribution agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services, and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements, and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s most recent Annual Report on Form 10-K, as amended, or in subsequent filings that it makes with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts:

Investors
Heather Getz
hgetz@butterflynetinc.com

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue:
Product	$12,273	$13,429	$21,121	$24,443
Software and other services	6,214	5,786	12,842	10,346
Total revenue	18,487	19,215	33,963	34,789
Cost of revenue:
Product	5,487	6,799	9,836	12,947
Software and other services	2,078	1,844	4,116	2,927
Total cost of revenue	7,565	8,643	13,952	15,874
Gross profit	10,922	10,572	20,011	18,915
Operating expenses:
Research and development	15,626	23,220	32,277	46,843
Sales and marketing	9,728	16,438	19,761	31,640
General and administrative	14,660	18,677	25,678	37,477
Other	2,172	692	8,605	942
Total operating expenses	42,186	59,027	86,321	116,902
Loss from operations	(31,264)	(48,455)	(66,310)	(97,987)
Interest income	2,027	260	3,811	270
Change in fair value of warrant liabilities	620	12,805	413	17,968
Other income (expense), net	(60)	(388)	(44)	(488)
Loss before provision for income taxes	(28,677)	(35,778)	(62,130)	(80,237)
Provision for income taxes	(6)	23	81	41
Net loss and comprehensive loss	$(28,671)	$(35,801)	$(62,211)	$(80,278)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.14)	$(0.18)	$(0.31)	$(0.40)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	204,895,341	199,399,356	203,737,044	199,200,909

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$166,806	$162,561
Marketable securities	—	75,250
Accounts receivable, net	17,781	14,685
Inventories	86,825	59,970
Current portion of vendor advances	10,207	35,182
Prepaid expenses and other current assets	10,212	9,489
Total current assets	291,831	357,137
Property and equipment, net	29,209	31,331
Non-current portion of vendor advances	15,441	—
Operating lease assets	20,566	21,567
Other non-current assets	7,541	7,535
Total assets	$364,588	$417,570
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,386	$7,211
Deferred revenue, current	13,725	15,856
Accrued purchase commitments, current	531	2,146
Accrued expenses and other current liabilities	23,197	26,116
Total current liabilities	45,839	51,329
Deferred revenue, non-current	6,026	4,957
Warrant liabilities	4,957	5,370
Operating lease liabilities	28,699	29,966
Other non-current liabilities	1,362	588
Total liabilities	86,883	92,210
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at June 30, 2023 and December 31, 2022; 179,720,918 and 174,459,956 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	18	17
Class B common stock $.0001 par value; 27,000,000 shares authorized at June 30, 2023 and December 31, 2022; 26,426,937 shares issued and outstanding at June 30, 2023 and December 31, 2022	3	3
Additional paid-in capital	935,833	921,278
Accumulated deficit	(658,149)	(595,938)
Total stockholders’ equity	277,705	325,360
Total liabilities and stockholders’ equity	$364,588	$417,570

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(62,211)	$(80,278)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,305	2,190
Stock-based compensation expense	14,109	18,015
Change in fair value of warrant liabilities	(413)	(17,968)
Other	(651)	137
Changes in operating assets and liabilities:
Accounts receivable	(3,293)	(909)
Inventories	(26,855)	(29,344)
Prepaid expenses and other assets	(615)	(3,493)
Vendor advances	9,534	11,330
Accounts payable	1,390	(2,437)
Deferred revenue	(1,062)	3,979
Accrued purchase commitments	(1,615)	—
Change in operating lease assets and liabilities	196	1,118
Accrued expenses and other liabilities	(2,557)	(569)
Net cash used in operating activities	(69,738)	(98,229)

Cash flows from investing activities:
Purchases of marketable securities	(297)	—
Sales of marketable securities	76,484	—
Purchases of property and equipment, including capitalized software	(2,223)	(11,578)
Sales of property and equipment	10	—
Net cash provided by (used in) investing activities	73,974	(11,578)

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	136	810
Other financing activities	—	(101)
Net cash provided by financing activities	136	709
Net increase (decrease) in cash, cash equivalents, and restricted cash	4,372	(109,098)
Cash, cash equivalents, and restricted cash, beginning of period	166,828	426,841
Cash, cash equivalents, and restricted cash, end of period	$171,200	$317,743

BUTTERFLY NETWORK, INC.

GROSS PROFIT AND GROSS MARGIN

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue	$18,487	$19,215	$33,963	$34,789
Cost of revenue	7,565	8,643	13,952	15,874
Gross profit	$10,922	$10,572	$20,011	$18,915

Gross margin	59.1%	55.0%	58.9%	54.4%

Depreciation and amortization	$1,392	$677	$2,679	$1,103
% of revenue	7.5%	3.5%	7.9%	3.2%

BUTTERFLY NETWORK, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

		Three months ended June 30,		Six months ended June 30,
	Included on the condensed consolidated statements of operations and comprehensive loss as:	2023	2022	2023	2022
Net loss	Net loss	$(28,671)	$(35,801)	$(62,211)	$(80,278)
Interest income	Interest income	(2,027)	(260)	(3,811)	(270)
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	(620)	(12,805)	(413)	(17,968)
Other expense (income), net	Other income (expense), net	60	388	44	488
Provision for income taxes	Provision for income taxes	(6)	23	81	41
Stock-based compensation	Cost of revenue, R&D, S&M, and G&A	9,924	9,285	14,109	18,015
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	2,194	1,350	4,305	2,190
Other	Other	2,172	692	8,605	942
Adjusted EBITDA		$(16,974)	$(37,128)	$(39,291)	$(76,840)